UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2016

CELLULAR BIOMEDICINE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36498	86-1032927
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19925 Stevens Creek Blvd., Suite 100 Cupertino, California	95014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (408) 973-7884

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2016, the board of directors (the “Board”) of Cellular Biomedicine Group, Inc. (the “Company”) held an annual election for the position of Chairman of the Board.  In connection therewith, Terry Belmont was elected to serve as Chairman, effective February 7, 2016, to serve until the next annual election of Chairman or until his earlier resignation.  In connection therewith, Wen Tao (Steve) Liu, the outgoing Executive Chairman, and the Company mutually agreed that Mr. Liu’s employment agreement, dated February 6, 2013, as amended, will not be renewed.  Mr. Liu will continue to serve as a director of the Company.

As previously disclosed in a Current Report on Form 8-K on January 11, 2016, the board of directors of the Company elected Bizuo (Tony) Liu to serve as Interim Chief Executive Officer commencing on February 7, 2016 (Shanghai time), pending the selection of a new Chief Executive Officer. On January 23, 2016, the Board elected Mr. Liu to serve as Chief Executive Officer, effective February 7, 2016. Mr. Liu will continue to serve as the Company’s Chief Financial Officer pending the selection of a new Chief Financial Officer.

A copy of the press release announcing the above-mentioned changes is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

99.1           Press Release, dated January 28, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cellular Biomedicine Group, Inc.

Date: January 28, 2016	By:	/s/ Bizuo (Tony) Liu
Bizuo (Tony) Liu Chief Executive Officer